UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) July 31, 2007

CHATSWORTH DATA SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

000-51308	98-0427221
(Commission File Number)	(IRS Employer Identification No.)

20710 Lassen Street, Chatsworth, California 91311
(Address of Principal Executive Offices) (Zip Code)

(818) 341-9200
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 7, 2006, Chatsworth Data Solutions, Inc., f/k/a Adera Mines Limited (the “Registrant”), purchased all of outstanding stock of Chatsworth Data Corporation (“CDC”) pursuant to a purchase agreement by and between the Registrant and CDC’s shareholders for approximately $4,000,000 in cash, the issuance of 250,000 shares of the Registrant’s common stock valued at approximately $60,000 and the issuance of notes in the aggregate principal amount of $2,000,000 (individually, a "Note" and collectively, the "Notes"). Under the original terms of the Notes, an aggregate of $1,000,000 of principal of the Notes is due and payable on August 6, 2007, and the remaining $1,000,000 aggregate principal balance is due and payable on August 6, 2008.

The Registrant has experienced operating losses and negative cash flows since the acquisition of CDC and has undertaken certain cost-cutting and other measures intended to improve its operating results and cash flows. In connection therewith, the Registrant requested from each of the CDC's shareholders, and, on July 31, 2007, received from each of CDC's shareholders, an Allonge ("Allonge") to each CDC shareholder’s respective Note amending the terms of such Note with respect to the timing and amounts of principal payments to be made thereunder. Under the terms of the Notes as amended by the Allonges, an aggregate of $250,000 of principal is due and payable on August 6, 2007, $250,000 of principal is due and payable on December 31, 2007, $500,000 of principal is due and payable on March 31, 2008 and the remaining $1,000,000 of principal is due and payable on August 6, 2008.

The Registrant has relied on CDC's revolving credit facility to fund a substantial portion of the Registrant's operating losses. At July 31, 2007, borrowings under the revolving credit facility totaled $1,077,593, with approximately $575,000 available under the borrowing base of the facility. The Registrant believes that the implementation of cost cutting measures to reduce its expenses and overhead and the anticipated completion and commercial development of a new line of scanner products will enable it to meet its upcoming working capital requirements. However, there is no assurance the Registrant will be able to generate sufficient cash flows to fund operations. In the event the Registrant is unable to generate sufficient cash flows to fund operations, the Registrant will need to obtain additional financing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Registrant incorporates herein by reference the discussion set forth in Item 1.01 of this current report on Form 8-K.

Item 7.01. Regulation FD Disclosure

The Registrant incorporates herein by reference the discussion set forth in Item 1.01 of this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	The following exhibit is filed herewith:

10.2	Form of Allonge.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chatsworth Data Solutions, Inc.

Date: August 2, 2007	By:	/s/ J. Stewart Asbury, III
Stewart Asbury, III
President

EXHIBIT INDEX

Exhibit No.	Description
10.2	Form of Allonge